NOTE CONVERSION AGREEMENT

This AGREEMENT (this “Agreement”), dated as of March 26, 2008, is entered into by and between Conversion Services International, Inc., a Delaware corporation with an address at 100 Eagle Rock Avenue, East Hanover, NJ 07936 (“the Company”), and TAG Virgin Islands, Inc., with an address at The Tunick Building, 1336 Beltjen Road, Suite 202, St. Thomas, USVI 00802 as agent (the “Agent”) for the “Noteholders” as defined herein.

RECITALS

Whereas, the Company has issued a note (the “Note”) in the name of Hare & Co, as nominee, dated as of June 7, 2004, originally in the principal amount of $2,000,000 and currently in the principal amount of $1,650,000, a copy of which is appended hereto; and

Whereas, certain beneficial holders (hereinafter referred to collectively as the “Noteholders”) in the aggregate amount of $600,000 of the principal of the Note have agreed to convert their portion of the Note (the “Noteholders’ Portion”) into the number of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) and warrants in the form appended hereto as Exhibit A (the “Warrants” collectively with the Shares the “Securities”) to purchase Common Stock in accordance with the provisions of Section 2 below and the Company agrees to such conversion, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals are hereby incorporated herein and made a part hereof.

2. Conversion of the Noteholders’ Portion of the Note and Issuance of the Securities. The Noteholders herewith convert the Noteholders’ Portion into an aggregate of 4,615,385 Shares and warrants to purchase an aggregate of 4,615,385 shares of Common Stocks. The Shares are to be issued in DTC form in the name of Hare & Co. The Company will issue 12 warrants (collectively the “Warrants” and collectively with the Shares the “Securities”), all in the name of Hare & Co., in the following denominations: eight issuable for 384,615 shares, one issuable for 576,924 shares, one issuable for 500,000 shares, one issuable for 269,232 shares and one issuable for 192,309 shares. The exercise price of the Warrants is $0.143 per share. The Noteholders will deliver the Noteholders’ Portion to the Company against which the Company will issue and deliver the Securities to the Noteholders in accordance with instructions from the Agent.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Agent and the Noteholders that:

3.1  Organization; Good Standing; Qualification and Corporate Power.

(a)  The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. True and correct copies of the Company Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws have been provided to the Noteholders or made available via the SEC EDGAR website.

(b)  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Shares and the Warrants and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by the Company with respect to the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby. The Shares, when issued in accordance with the terms of the Agreement, will be legally issued, fully paid and non assessable and each Noteholder will own the Shares purchased by such Noteholder, free and clear of all liens and encumbrances. The Warrants, when issued in accordance with the terms of this Agreement, will constitute the legally binding obligation of the Company in accordance with their terms.

3.2  Capitalization and Voting Rights. The Company’s authorized capital consists of:

(a) Common Stock. 200,000,000 shares of Common Stock, of which 110,171,558 shares were issued and outstanding as of the date hereof. The Common Stock is currently accepted for trading on the American Stock Exchange.

(b) Preferred Stock. 20,000,000 shares of preferred stock (the "Preferred Stock"), of which, as of the date hereof, an aggregate of 39,000 shares are issued and outstanding, 19,000 as Series A Convertible Preferred Stock and 20,000 as Series B Convertible Preferred Stock.

3.3  Subsidiaries; Interests of the Company. Except as set forth in the SEC Documents, as defined in Section 3.5 below, the Company does not currently own or control, directly or indirectly, any interest in any other partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

3.4  Authorization. This Agreement and all other agreements executed and delivered by the Company in connection therewith, have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

3.5 SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) (the “SEC Documents”), and during the 12 calendar months prior to the date hereof all such SEC Documents have been filed in a timely manner. The Company is currently eligible to use Form S-3 for stockholder registration statements under the Securities Act. The SEC Documents have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, to the best of the Company’s knowledge during those respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States as in effect from time to time (“GAAP”), consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, the Company has not received notification from the Commission, the American Stock Exchange and/or any federal or state securities bureaus that any investigation (informal or formal), inquiry or claim is pending, threatened or in process against the Company and/or relating to any of the Company’s securities.

3.6  Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. The Company and each of its subsidiaries has obtained all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any thereof. There are no consents or waivers necessary for the consummation of the transactions contemplated by this Agreement.

3.7  Litigation. Except as set forth in the SEC Documents, (i) there is no action, suit, proceeding, or investigation pending or currently threatened against the Company, and (ii) in the Company’s reasonable judgment, none of such disclosures are likely to question the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs, or property of the Company, financially or otherwise, or any change in the current equity ownership of the Company, including, without limitation, actions pending or to the Company’s knowledge threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.8  Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation, license, or permit applicable to the Company, the violation or default of which would have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or material contract or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company.

4. Representations and Warranties of the Noteholders. Each Noteholder represents and warrants to the Company as follows:

4.1 Review and Inspection. The Noteholder is relying on his own analysis regarding the Company’s operations, financial condition, assets, liabilities and other relevant matters as the Noteholder deemed necessary or desirable in order to evaluate the merits and risks of the prospective investment contemplated herein. The Noteholder acknowledges that he has not relied upon any information given to the Noteholder, or any statements made, by the Company or any officers or directors of the Company, except for the representations and warranties of the Company expressly made herein.

4.2 Noteholder Due Diligence. The Noteholder and his representatives are solely responsible for the Noteholder’s own “due diligence” investigation of the Company and its management and business and for the Noteholder’s analysis of the financial future and viability of the Company and desirability of the terms of this investment. The Noteholder acknowledges that neither the Company nor any officer or director of the Company is making any representation or warranty regarding any financial projections previously given to the Noteholder or the assumptions underlying such financial projections, as such financial projections are subject to significant business, economic and other uncertainties and contingencies. The Noteholder acknowledges that if the Company is not able to operate profitably or generate positive cash flows, the Company may have difficulty meeting its obligations and may not be able to continue to operate its business, and the Noteholder could lose all of his investment. The Noteholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares pursuant to the terms of this Agreement and of protecting his interest in connection therewith.

4.3 Accredited Investor Status. The Noteholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and the Noteholder is able to bear the economic risk of the acquisition of the Shares pursuant to the terms of this Agreement, including a complete loss of his investment in the Shares.

4.4 Authority for Agreement. The Noteholder has the full right, power and authority to enter into and perform his obligations under the Agreement, and the Agreement constitutes the valid and binding obligations of the Noteholder enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy..

4.5 Governmental Consents. To the Noteholder’s knowledge, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Noteholder is required in connection with the valid execution, delivery and performance of the Agreement.

4.6 Taxes. The Noteholder has not relied on any statements or representations of the Company or any of its agents (other than the representations and warranties set forth herein) with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state, local and foreign tax consequences of transactions contemplated by this Agreement. With respect to such matters, the Noteholder understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.7  Unregistered Securities. The Noteholder understands that the Securities and the Common Stock issuable upon exercise of the Warrants (the “the Warrant Shares”) have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. In the absence of an effective registration statement or an exemption therefrom covering the Securities and the Warrant Shares, the Noteholder will sell or transfer, or otherwise dispose of, the Securities and any the Warrant Shares he may acquire only in a manner consistent with his representations and agreements set forth herein and any applicable federal and state securities laws. Anything to the contrary notwithstanding, the Company agrees with and acknowledges to each Noteholder that the Shares and Warrants are being issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act and, in accordance with the provisions of that Section and Rule 144 promulgated under the Securities Act, neither the certificates representing the Shares nor the Warrants shall bear the legend referred to in Section 4.8 below.

4.8  Legends. It is understood that the certificates evidencing the Warrant Shares may bear the following legend:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS OR, UNLESS REASONABLY REQUESTED BY THE COMPANY, THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(b)  Any legend required by the securities (“Blue Sky”) laws of any state.

The legend referred to in clause (a) above shall be removed by the Company from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144 or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that the Company has received from the holder a written representation that (i) such holder is not an affiliate of the Company and has not been an affiliate during the preceding three months, (ii) such holder has beneficially owned and paid for the shares represented by the certificate for a period of at least one year (or the period of time then required by Rule 144 or such other substantially similar rule promulgated under the Securities Act then in effect), and (iii) such holder otherwise satisfies the requirements of Rule 144 as then in effect with respect to such shares.

4.9 No Short Sales. The Noteholders and their affiliates have not engaged in short sales of the Common Stock (as defined in applicable SEC and FINRA rules) prior to the date hereof and will not engage in short sales of the Common Stock prior to the registration of the Shares.

5. Representations and warranties of the Agent. The Agent represents and warrants to the Company that it is authorized to act on behalf of the Noteholders with respect to the transactions referred to in this Agreement including providing the Noteholders” representations and warranties set forth in Section 4 above.

6. Conditions to the Obligations of the Noteholders. The obligation of the Noteholders to convert the Notes into the Securities (the “Conversion”) is subject to the fulfillment, or the written waiver, of each of the following conditions on or before the date of the Conversion (the “Conversion Date”):

6.1 Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in Section 3 hereof shall be true on and as of the Conversion Date with the same effect as though such representation and warranty had been made on and as of that date.

6.2 Performance. the Company shall have performed and complied with all covenants, agreements and conditions contained in this Agreement and required to be performed or complied with by the Company prior to or at the Conversion Date.

6.3 Proceedings and Documents. All documents and instruments incident to the transactions contemplated at the Conversion shall be reasonably satisfactory in substance and form to each Noteholder and his counsel.

6.4  Share Certificates and Warrants. Each Noteholder shall have received a certificate or certificates representing such number of Shares of his investment and the Warrants registered in his name as set forth on the Schedule of Noteholders.

6.6 Execution of Registration Rights Agreement. The Company shall have executed and delivered to the Registration Rights Agreement in the form appended hereto as Exhibit B.

7. Condition to the Obligations of the Company. The obligation of the Company to sell the Shares and deliver the Warrants at the Conversion is subject to fulfillment, or the written waiver, of each of the following conditions on or before the Conversion Date:

7.1 Accuracy of Representations and Warranties. Each representation and warranty of the Noteholders contained in Section 4 hereof shall be true on and as of the Conversion Date with the same effect as though such representation and warranty had been made on and as of that date.

7.2 Performance. All covenants, agreements and conditions contained in this Agreement and required to be performed by the Noteholders on or prior to the Conversion Date shall have been performed or complied with in all material respects.

8.  Covenants of the Company. In addition to any covenants set forth in the Company's Certificate of Incorporation, the Company agrees that, so long as any Noteholder and/or an affiliate thereof beneficially owns any Shares and/or a Warrant remains outstanding:

8.1  Maintenance of Existence. the Company shall at all times (a) preserve, renew and keep in full force and effect its legal existence and rights and franchises with respect thereto; and (b) maintain in full force and effect all patents, copyrights, permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as currently or proposed to be conducted.

8.2 Payment of Obligations. The Company shall pay and discharge at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings or as waived, forgiven or modified by the creditor, and will maintain, in accordance with generally accepted accounting principles as they then exist, appropriate reserves for the accrual of any of the same.

8.3 Reservation of Shares. The Company shall at all times duly reserve the Warrant Shares for issuance upon exercise of the Warrants.

9.  Indemnity. The Company shall, with respect to the representations, warranties, covenants and agreements made by it herein indemnify, defend and hold each Noteholder and his employees, partners, agents, counsel and affiliates (each, an “Indemnified Party”) harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company contained in this Agreement or the assertion of any claims relating to the foregoing. Without limiting the generality of the foregoing, each Indemnified Party shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by the Indemnified Party as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. the Company shall indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violations by the Company of the Securities Act or state Blue Sky laws applicable to the Company relating to action or inaction required of the Company in connection with the Securities Act or registration or qualification under such state Blue Sky laws; and shall reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no indemnification shall be required hereunder for the gross negligence or willful misconduct of any Indemnified Party or material breach by a Noteholder of any of the representations and warrants set forth in Section 4 hereof. In case any such action is brought against an Indemnified Party, the Company will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to the Company, or that such claims or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided by this Section 9, the Company shall reimburse such Indemnified Party and shall not have the right to assume the defense of such action on behalf of such Indemnified party and the Company shall reimburse each such Indemnified Party and any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity (“Person”) controlling such Indemnified Party for that portion of the reasonable fees and expenses of any counsel retained by the Indemnified Party. the Company shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, which consent shall not be unreasonably withheld. Any claim for indemnification under this Section 9 with respect to representations and warranties must be made not later than the end of the 12-month survival period set forth in Section 10.2.

10. Miscellaneous.

10.1 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without prior written consent of the other party.

10.2 Survival of Representations and Warranties. The warranties, representations and covenants of the Company and the Noteholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of 12 months after the date hereof and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Noteholders or the Company.

10.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified:

If to the Company:

Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936
Attn: Scott Newman, President and Chief Executive Officer

With a Copy to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, NY 10019
Attn: David Selengut, Esq.

If to the Noteholders:

TAG Virgin Islands, Inc.
The Tunick Building
1336 Beltjen Road, Suite 202
St. Thomas, VI 00802
Attn: James Tagliaferri, President

With a copy to:

Barry Feiner, Esq.
170 Harrison Avenue
Harrison, New York 10528

10.4 Brokers. Each Noteholder, on the one hand, and the Company, on the other hand (a) represents and warrants to the other party that he/it has not retained any finders or brokers in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by him/it.

10.5 Expenses. The Company and the Noteholders shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby except that the Company shall pay the reasonable fees and expenses incurred by the Noteholders for the legal services rendered to them with respect to this Agreement and the transactions contemplated hereby.

10.6 Entire Agreement. This Agreement, the other documents delivered herewith pursuant to this Agreement and the Purchase Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

10.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Noteholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

10.9 Section Headings. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

10.10 Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflict of laws principles). The parties hereto irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in the New York County, New York, as applicable, for any matter arising out of or relating to this Agreement.

10.12 Gender. The use herein of the masculine pronouns or similar terms shall be deemed to include the feminine and neuter genders as well and the use of the singular pronouns shall be deemed to include the plural as well.

(signature page to follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONVERSION SERVICES INTERNATIONAL, INC.

By:
Name: Scott Newman
Title: President and Chief Executive Officer

TAG VIRGIN ISLANDS, INC.,
as agent for the Noteholders

By:
Name: James Tagliaferri
Title: President